UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 19, 2010

EF Johnson Technologies, Inc.

(Exact name of Registrant as specified in Charter)

Delaware	0-21681	47-0801192
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1440 Corporate Drive, Irving, Texas	75038
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (972) 819-0700

NA

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.              Entry into a Material Definitive Agreement

On June 19, 2010, EF Johnson Technologies, Inc., a Delaware corporation (the “Company”), entered into an Amendment to Agreement and Plan of Merger (the “Amendment”) by and between the Company and EP-EF Holding Corporation, a Delaware corporation (“Parent”) and FP-EF Corporation, a Delaware corporation and wholly-owned direct subsidiary of Parent (“Merger Sub”), which amends the Agreement and Plan of Merger, dated as of May 15, 2010, between the parties (the “Merger Agreement”), to, among other things, increase the price per share to be received by stockholders of the Company in connection with the merger of Merger Sub with and into the Company from $1.05 to $1.50 per share (the “Merger Consideration”).

In addition to increasing the Merger Consideration, the Amendment (i) increases the Parent Termination Fee from $2.0 million to $3.5 million, and the Termination Fee from $1.0 million to $1.5 million, (ii) increases the Maximum Transaction Expenses to $3.25 million, and (iii) amends certain representations and warranties contained in the Merger Agreement.

The foregoing description of the Amendment is qualified in its entirety by reference to the full text of the Amendment, a copy of which is filed as Exhibit 2.1 hereto, and is incorporated into this report by this reference.

In connection with the Amendment, Francisco Partners II, L.P. and Francisco Partners Parallel Fund II, L.P., affiliates of Parent, have delivered to the Company an amendment to the limited guarantee with respect to the payment of the Parent Termination Fee and out-of-pocket expenses of the Company, to reflect the revised Parent Termination Fee.

For a description of the terms and conditions of the Prior Merger Agreement that are material to the Company, please see the description set forth in the Form 8-K of the Company filed on May 17, 2010, which is incorporated herein by reference.

Item 8.01               Other Events

On June 21, 2010, the Company issued a press release announcing the signing of the Amendment. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated into this report by this reference.

Forward-Looking Statements

This document contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. One can identify these forward-looking statements by the use of the words such as “expect,” “anticipate,” “plan,” “may,” “will,” “estimate” or other similar expressions. Because such statements apply to future events, they are subject to risks and uncertainties that could cause the actual results to differ materially. Important factors, which could cause actual results to differ materially, including, without limitation: the ability to obtain regulatory approvals of the acquisition on the proposed terms and schedule; the failure of the Company’s stockholders to approve the acquisition; the risk that the acquisition may not be completed in the time frame expected by the parties or at all; the risk that the businesses will not be integrated successfully; and disruptions from the acquisition making it more difficult to maintain relationships with customers, employees or suppliers. Additional factors that may affect future results are described in the Company’s reports on Form 10-K and Form 10-Q filed with the Securities and Exchange Commission (the “SEC”).

Additional Information

In connection with the proposed transaction, the Company will file a proxy statement and relevant documents concerning the proposed transaction with the SEC. INVESTORS AND STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT AND ANY OTHER PROXY MATERIALS THAT THE COMPANY FILES WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE MERGER AND RELATED MATTERS. You will be able to obtain the proxy statement, as well as other filings containing information about the Company, free of charge, at the website maintained by the SEC at www.sec.gov. Copies of the proxy statement and other filings made by the Company with the SEC can also be obtained, free of charge, by directing a request to EF Johnson Technologies, Inc., 1440 Corporate Drive, Irving, Texas 75038, Attention: Investor Relations.

Participants in the Solicitation

The directors and executive officers of the Company and other persons may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information regarding the Company’s directors and executive officers is available in its Annual Report on Form 10-K filed with the SEC on March 31, 2010 and its Form 10-K/A filed with the SEC on April 30, 2010. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement and other relevant materials to be filed with the SEC when they become available. Investors should read the proxy statement carefully when it becomes available before making any voting or investment decisions.

Item 9.01               Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Exhibit Description

2.1	Amendment to Agreement and Plan of Merger dated June 19, 2010, by and among EF Johnson Technologies, Inc., FP-EF Holding Corporation, and FP-EF Corporation.

99.1	Press release issued jointly by EF Johnson Technologies, Inc. and Francisco Partners, dated June 21, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EF JOHNSON TECHNOLOGIES, INC.

By:	/s/ Elaine Flud Rodriguez
	Name:	Elaine Flud Rodriguez
	Title:	Sr. Vice President and General Counsel

Date: June 21, 2010

EXHIBIT INDEX

Exhibit No.	Exhibit Description

2.1	Amendment to Agreement and Plan of Merger dated June 19, 2010, by and among EF Johnson Technologies, Inc., FP-EF Holding Corporation, and FP-EF Corporation.

99.1	Press release issued jointly by EF Johnson Technologies, Inc. and Francisco Partners, dated June 21, 2010